Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Worksport LTD. of our report dated April 13, 2021, relating to our audit of the December 31, 2020 and 2019 consolidated financial statements, which appears in the Registration Statement on Form S-1, as amended.

/s/ Haynie & Company
Salt Lake City, Utah
August 18, 2021